Allied Research Corporation                EXHIBIT 11

                     COMPUTATION OF EARNINGS PER COMMON AND
                            COMMON EQUIVALENT SHARES

                            Year ended December 31,

--------------------------------------------------------------------------------

                                                  1996              1995             1994
                                              ------------       -----------     ------------
Weighted average of common shares
  outstanding during the period                4,432,750          4,408,172        4,392,517

Stock options outstanding
  (see note S)                                        -                  -                -
                                               ---------          ---------        ---------

Shares used in computing earnings
  per common share                             4,432,750          4,408,172        4,392,517
                                               =========          =========        =========

Earnings (loss) per common share
  ($4,805,483/4,432,750)                           $1.08
                                                    ====

Earnings (loss) per common share
  (($2,013,271)/4,408,172)                                           $( .46)
                                                                      ======

Earnings (loss) per common share
  (($10,941,106)/4,392,517)                                                           $(2.49)
                                                                                       =====

                                      E-3